EXHIBIT 5.1

Dodd·Mason·George LLP
Attorneys at Law
100 Century Center Court, Suite 605
San Jose, California 95112-4536

June 29, 2004

Central Coast Bancorp
301 S. Main Street
Salinas, CA 93901

Re: Central Coast Bancorp Registration Statement on Form S-8

Ladies and Gentlemen:

With reference to Registration Statement on Form S-8 filed by Central Coast Bancorp, a California corporation, with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,850,000 shares of Central Coast Bancorp Common Stock, no par value per share (the “Shares”), to be issued in connection with the Central Coast Bancorp 2004 Stock Option Plan, which Plan is described therein and incorporated by reference as an exhibit thereto:

We are of the opinion that the Shares have been duly authorized and when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

DODD•MASON•GEORGE LLP